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                                                                    Exhibit 10.4

                           AGREEMENT NOT TO COMPETE
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          AGREEMENT NOT TO COMPETE (the "Agreement") dated the ____ day of
___________, 1998, by and between YUASA, INC., a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania ("YI") and YUASA CORPORATION, a corporation duly organized and existing under the laws of Japan ("Yuasa Japan").

                                  BACKGROUND
                                  ----------

          A. Yuasa Japan is in the business of manufacturing, marketing and selling all types of electrical storage batteries and related products, including both industrial and consumer batteries. Yuasa Japan sells these products directly and indirectly through various entities.

          B. Yuasa Japan presently owns 86.5% of the issued and outstanding capital stock of YI. Through YI's operating subsidiaries, YI is the leading manufacturer and supplier of industrial and small engine starting batteries in the Americas.

          C. YI is contemplating an initial public offering of its stock (the "Offering"), in connection with which YI has filed a registration statement (the "Registration Statement") with the Securities and Exchange Commission. The Offering, if completed, will have the result, among other things, of diluting Yuasa Japan's percentage ownership in YI.

          D. The Registration Statement indicates that significant risk factors exist if the present relationship between Yuasa Japan and YI is terminated by Yuasa Japan, because such termination could adversely affect YI's competitive position, results of operations and future profits, which, in turn could adversely affect the valuation of YI in connection with the Offering and, therefore, adversely affect the Offering price, which would increase the dilution in Yuasa Japan's percentage of ownership in YI.

          E. Yuasa Japan and YI have therefore determined that entering into this agreement not to compete would enhance the market value of YI and its business, and, in particular, would enhance the pricing of the Offering and thereby decrease the dilution in Yuasa Japan's percentage ownership of YI that would result from the Offering.

          NOW, THEREFORE, for the purposes of enhancing the market value of YI and its business, and to decrease the dilution in Yuasa Japan's percentage ownership in YI that will result from the Offering, and in consideration of the covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:

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     1.   Definitions.  As used in this Agreement, the following terms shall
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have the following meanings:

               (a) The Term "Restricted Period" shall mean the period commencing with the date hereof and ending on the third (3rd) anniversary of the first date on which Yuasa Japan and the Yuasa Japan Affiliates do not own sufficient shares of common stock of YI in the aggregate to cast (or direct the casting of) more than twenty percent (20%) of the total votes entitled to be cast by holders of stock of YI of all classes.

               (b) The Term "Restricted Territory" shall mean the territory consisting of North America, Central America, South America and the Caribbean Islands.

               (c) The term "YI Affiliate" shall mean any entity with respect to which YI, directly or indirectly, now or at any time during the term of this Agreement, holds the right, by reason of its ownership of voting securities, or by means of a proxy, voting trust or otherwise, to cast (or direct the casting of) more than 50% of the total votes which all holders of such entity's securities are entitled to cast or to otherwise elect a majority of the members of the Board of Directors of such entity.

               (d)  The term "Yuasa Japan Affiliate" shall mean, collectively,

                    (i) any entity (other than YI) with respect to which Yuasa Japan, directly or indirectly, now or at any time during the term of this Agreement, holds the right, by reason of its ownership of voting securities, or by means of a proxy, voting trust or otherwise, to cast (or direct the casting of) more than 50% of the total votes which all holders of such entity's securities are entitled to cast or to otherwise elect a majority of the members of the Board of Directors of such entity; and

                    (ii) any entity which, directly or indirectly, now or at any time during the term of this Agreement, holds the right, by reason of its ownership of voting securities of Yuasa Japan, or by means of a proxy, voting trust or otherwise, to cast (or direct the casting of) more than 50% of the total votes of Yuasa Japan which all holders of Yuasa Japan's securities are entitled to cast or to otherwise elect a majority of the members of the Board of Directors of such entity.

     The parties acknowledge that, as of the date hereof, Global & Yuasa (Korea) is not a Yuasa Japan Affiliate.

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          2.   Non Competition. Yuasa Japan hereby acknowledges and recognizes
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the highly competitive nature of the business engaged in by YI and accordingly agrees that, during and for the Restricted Period, without the prior consent of YI, which shall not be unreasonably withheld, Yuasa Japan shall not:

               (a) engage, directly or indirectly through any Yuasa Japan Affiliate either for its own enterprise or as principal, agent, partner, investor, or otherwise of any person, firm, corporation or enterprise, in the manufacture, importing, development, distribution, marketing or sale of

                    (i) motive power batteries and chargers (including, without limitation, batteries and chargers for industrial forklift trucks, other materials handling equipment and wheelchairs),

                    (ii) stationary batteries and chargers (including, without limitation, standby batteries and power supply equipment for wireless and wireline telecommunications applications, such as central telephone exchanges, microwave relay stations, and switchgear and other instrumentation control systems),

                    (iii) uninterruptible power systems (including, without limitation, batteries for computer, electronic, security, life support and other medical applications),

                    (iv)   motorcycle batteries,

                    (v) related battery accessories (including, without limitation, cabinets and battery racks and trays), or

                    (vi) any other product that YI now makes or hereafter may develop, manufacture, distribute, market or sell during the Restricted Period, but not including batteries for starting small engines other than motorcycles and small internal combustion engines used for auxiliary charging power in electric vehicles,

     (collectively, the "Restricted Products") in the Restricted Territory, other than through YI and/or the YI Affiliates; or

               (b) engage, directly or indirectly, either for its own enterprise or as principal, agent, consultant, partner, investor, or otherwise of any person, firm, corporation or enterprise, in the distribution or sale of Restricted Products in any other geographic area whatsoever, if Yuasa Japan or any Yuasa Japan Affiliate has reason to believe that a material amount of Restricted Products are

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     intended to be sold or resold for use in the Restricted Territory; or

               (c) directly or indirectly provide offer or provide financial or other assistance to any person, firm, corporation or enterprise engaged in any Restricted Activity during the Restricted Period in the Restricted Territory other than the YI Affiliates.

The activities from which Yuasa Japan and the Yuasa Japan Affiliates are proscribed shall be referred to collectively as the "Restricted Activities".

          3.   Exceptions to Restricted Activities.  Notwithstanding the
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foregoing or anything else contained herein or in any other agreement:

               (a) Yuasa Japan and the Yuasa Japan Affiliates may continue to export into the Territory and sell products now exported by them to customers to whom such products are now sold;

               (b) Yuasa Japan and the Yuasa Japan Affiliates may sell batteries to original equipment manufacturers ("OEMs") located outside the Territory for installation outside the Territory and eventual export or such batteries as part of the original equipment manufactured by such OEMs into the Territory;

               (c) so long as the technical assistance agreement between Yuasa Japan and Auto Parts Japones S.A. of Ecuador ("APJ") is in effect, and to the extent contemplated by such agreement as it is now in effect, (i) Yuasa Japan may continue to sell the products called for by such agreement to APJ in Ecuador and (ii) APJ may continue to manufacture and sell such products for resale in Ecuador; and

               (d) so long as the joint venture between Yuasa Japan and Microlite-Yuasa Baterias Ltda., of Brazil ("Microlite") is in existence, and to the extend contemplated by the governing agreements as now in effect, Yuasa Japan may continue to sell to Microlite in Brazil, and Microlite may continue to manufacture and sell for resale in Brazil, (i) motorcycle starting batteries, (ii) automotive starting batteries, (iii) "UXL" stationary batteries, and (iv) small VRLA batteries.

          4.   No Solicitation.  Without the prior consent of YI, which shall
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not be unreasonably withheld, at no time during the Restricted Period shall
Yuasa Japan or any Yuasa Japan Affiliate solicit or hire any person who was at any time an employee of YI or any YI Affiliate or encourage or induce any employee of YI or any YI Affiliate to terminate his or her employment relationship.

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          5.   Reformation.  Although Yuasa Japan and YI consider the
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restrictions contained in Sections 2, 3 or 4 of this Agreement to be reasonable for the purpose of enhancing the market value of YI and its business, and to decrease the dilution in Yuasa Japan's ownership percentage in YI that will result from the Offering, if (a) a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in Sections 2, 3 or 4 of this Agreement is an unreasonable or otherwise unenforceable restriction against Yuasa Japan or any Yuasa Japan Affiliate or (b) if any governmental regulatory agency of the United States advises YI or Yuasa Japan that any provision of Sections 2, 3 or 4 would cause YI or Yuasa Japan to be in violation of any United States Antitrust Laws, which violation would cause such party to be subject to a material criminal or civil penalty, the provisions of Sections 2, 3 and 4 of this Agreement shall not be rendered void, but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court or agency may determine or indicate to be reasonable or lawful.

          6.   Equitable Relief.    Yuasa Japan acknowledges and agree that YI's
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remedy at law for a breach or threatened breach of any of the provisions of
Sections 2, 3 or 4 of this Agreement would be inadequate and, in recognition of that fact, in the event of a breach or threatened breach by Yuasa Japan or any Yuasa Japan Affiliate of any provision of this Agreement, it is agreed that, in addition to its remedy at law, and in addition to the arbitration remedies provided the Section 7, YI shall be entitled to equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. Nothing herein contained shall be construed as prohibiting YI from pursuing any other remedies available to it for such breach or threatened breach. YI and the YI Affiliates shall not be required to post any bond in connection with any request for such equitable relief.

          7.   Arbitration.  In the event of any dispute, controversy or
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difference of opinion between the parties hereto arising out of or in connection with this Agreement or with regard to performance of any obligation hereunder by either party, the parties shall use their best efforts to settle such dispute, controversy or difference of opinion amicably by negotiation. Any dispute, controversy or difference of opinion that can not be settled amicably by negotiation between the parties shall be referred to arbitration to be conducted in accordance with the provisions of the Japan-America Trade Arbitration Agreement dated September 16, 1952, and the award will be final and binding on the parties. Such arbitration shall be held in New York under the laws of the Commonwealth of Pennsylvania.

          8.   Waiver.  The waiver by YI of a breach of any provision of this
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Agreement by either Yuasa Japan or any Yuasa

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Japan Affiliate shall not operate or be construed as a waiver of any subsequent breach.

          9.   Assignment.  This Agreement shall not be assignable by either
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party without the prior written consent of the other party, except that this
Agreement and the benefits to YI hereunder may be assigned by YI to (a) any successor to the business of YI and (b) any present or future YI Affiliate.

          10.  Entire Agreement.  This Agreement contains the entire
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understanding of the parties hereto and shall supersede all prior verbal and written discussions respect to the subject matter hereof. No modification shall be effective unless it is in writing signed by the party against whom such modification is to be enforced.

          11.  Notices.  All notices, requests and demands to or upon the
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respective parties hereto shall be deemed to have been given or made when deposited in the mails, postage prepaid, registered or certified mail, return receipt requested, or when sent by courier system providing for receipt of delivery, or when sent by telecopy or e-mail, addressed as follows or to such other address as may be hereafter designated in writing by the respective parties hereto:

     Yuasa, Inc.:        Yuasa, Inc.
                         P.O. Box 14145
                         Reading PA 19612-4145
                         Telecopy: 610-208-1807
                         E-mail:  ehlermanm@yuasainc.com

                         Attention: P. Michael Ehlerman,
                                    Chief Executive Officer


          Yuasa Japan:   Yuasa Corporation
                         NT Building, 47-1, OH-1
                         1- Chome, Shinagawa-ku
                         Tokyo, 140 Japan
                         Telecopy:

                         Attention: Naruo Otsubo,
                                    President


          12.  Governing Law. This Agreement shall be governed by and construed
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in accordance with the domestic, internal law (but not the law of conflict of laws) of the Commonwealth of Pennsylvania.

          13.  Jurisdiction; Venue; Service.  Each party irrevocably consents to
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the exclusive jurisdiction of the United States District Court for the Eastern
District of Pennsylvania, agrees that such courts are the most convenient forum for all

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judicial litigation of matters relating hereto, and irrevocably appoints the
Secretary of State of Pennsylvania as its agent to accept and acknowledge on its behalf all service of process. Each party further agrees that such service of process is in every respect effective and valid personal service of process upon it. Any party who institutes any proceeding in any forum other than the United States District Court for the Eastern District of Pennsylvania (other than an arbitration proceeding under Section 7) shall be responsible for all counsel fees, costs and related expenses that any other party may incur in connection with the transfer of such matter.

          14.  Parties Bound, Etc.  The provisions of this Agreement are for the
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benefit of YI and the YI Affiliates, and may be enforced by them and their permitted successors and assigns. Yuasa Japan is executing this Agreement on behalf of all other Yuasa Japan Affiliates, and agrees to cause them to observe all of the terms and conditions hereof as if they were parties hereto.

          15.  Counterparts.  This Agreement may be executed in any number of
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counterparts, each of which will be deemed one and the same instrument which may be sufficiently evidenced by any one counterpart.

          IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed the day and year first written above.

                              YUASA INC.

                            By________________________________
                              P. Michael Ehlerman,
                              Chief Executive Officer

                       Attest:_________________________________
                              Michael T. Philion, Acting Secretary

                              YUASA CORPORATION

                            By_________________________________
                              Naruo Otsubo, President

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